UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 28, 2004

                                  Nannaco, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State or other jurisdiction of incorporation)

                                    000-50672
                            (Commission File Number)

                                   74-2891747
                        (IRS Employer Identification No.)

                   7235 North Creek Loop, Gig Harbor, WA 98335
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (253) 853-3632

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                    FORM 8-K
                                  Nannaco, Inc.

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

      On October 28, 2004 Nannaco, Inc. ("Registrant") and NAZZ Productions, Inc. entered into a agreement to merge a subsidiary of Registrant into NAZZ Productions, Inc. ("NAZZ") and to rename Registrant NAZZ Productions, Inc. (the "reverse merger"). The agreement provides that all of the shares of common stock of NAZZ issued and outstanding at the time the merger becomes effective under applicable state law (the "Effective Time"), will be converted into common stock of Registrant such that the current holder of NAZZ common stock will hold 95% of all shares of Registrant's common stock outstanding immediately after the closing of this merger transaction, on a fully diluted basis. The obligation of NAZZ to close is conditioned on, among other things, the satisfactory completion of due diligence review by NAZZ and the reduction of Registrant's liabilities to $50,000 or less. The agreement may be terminated at any time prior to the Effective Time by written agreement; by NAZZ for breach of any of the representations and warranties or covenants of Registrant if such breach is not cured within thirty days of written notice; by Registrant for breach of any NAZZ representations and warranties or covenants if the breach is not cured within thirty days of written notice; by either party in the event the merger is not closed by December 30, 2004.

      In the event Registrant breaches the agreement with NAZZ by engaging in efforts leading to the acquisition of Registrant by a corporation other than NAZZ then, NAZZ shall be entitled to a $200,000 "break-up fee".

Section 2 - Financial Information
Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

      On October 29, 2004 Registrant issued shares of common stock to Steve Careaga in the amount of 30,000,000 shares. The common stock is issued to Careaga in his capacity as Chief Financial Officer and director as consideration of services past and continuing and subject to substantial conditions constituting events of forfeiture. Under conditions of the issuance, Careaga must raise capital in excess of $5,000,000 within 90 days following this issuance or forfeit the shares.

      The stock was sold by Registrant pursuant to a board of directors' resolution in reliance on the Securities Act of 1933 and an exemption from the registration provisions of that law contained in section 4 (2) thereof.

Section 4 - Matters Related to Accountants and Financial Statements
Section 5 - Corporate Governance and Management
Section 6 - [Reserved]
Section 7 - Regulation FD
Section 8 - Other Events

Item 8.01 Other Events

      A press release to be issued October 29, 2004 describing, among other things the business to be acquired and summary terms of the merger is attached hereto as Exhibit 99.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      The financial statements of NAZZ and pro forma financial statements of the combined entities will be filed by amendment or by inclusion in the Form 10KSB due to be filed with the SEC by December 30, 2004 in which case the required financial information will be incorporated by reference in an amendment to this Form 8-K.

EXHIBIT NUMBER          DESCRIPTION                                     LOCATION

        2               Agreement and Plan of Merger                    Filed
                                                                        Herewith
     10.8               Consulting Agreement with Steve                 Filed
                        Careaga, October 29, 2004                       Herewith
       99               Press Release re Merger dated                   Filed
                        October 28, 2004                                Herewith

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NANNACO, INC.
                                  (Registrant)

Date :

/s/ Steve Careaga
--------------------------------------
Steve Careaga, Chief Executive Officer

                                    Exhibit 2

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger ("Agreement") is entered into as of October 28, 2004 (the "Execution Date"), by and among Nannaco, Inc., a Texas corporation ("NNCO"), Nannaco Acquisitions, Inc., a Delaware corporation ("Acquisition Sub"), and NAZZ Productions, Inc., a Pennsylvania corporation ("NAZZ"). This Agreement supersedes the Agreement and Plan of Merger between the parties executed and dated October 25, 2004.

                                    RECITALS

A. NNCO wishes to issue to NAZZ shareholders (the "NAZZ Shareholders"), on the terms and conditions set forth in this Agreement, the number of shares of NNCO common stock necessary such that, subsequent to the Closing (defined below in Section 2.1), the shareholders of NAZZ shall own approximately Ninety-five Percent (95%) of the issued and outstanding shares of NNCO, on a fully diluted basis immediately following the Closing.

B. Upon consummation of the Merger (defined in Section 1.2 below), Acquisition Sub shall merge with and into NAZZ, and NAZZ shall become a wholly-owned subsidiary of NNCO.

C. NAZZ Shareholders are the owners of 1,462 shares of common stock (the "NAZZ Shares"), which amount represents all issued and outstanding capital stock of NAZZ.

D. Each NAZZ share (other than shares to be canceled in accordance with Section 1.1(b)) shall be converted into the right to receive fully paid and nonassessable shares of common stock, par value $0.001 per share, of NNCO representing 95% of the fully diluted number of shares of common stock of NNCO to be issued and outstanding immediately after Closing (the "NNCO Shares"). As of the Effective Time, all the NAZZ Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of NAZZ Shares shall cease to have any rights with respect thereto, except the right to receive the their portion of the NNCO Shares to be issued in consideration therefor upon surrender of such certificate in accordance herewith.

E. It is the intent of the parties that the Merger qualify as a tax-free corporate reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

Accordingly, the parties hereby agree as follows:

1. MERGER.

1.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of NAZZ Shares or any shares of capital stock of Acquisition Sub:

(a) Capital Stock of Acquisition Sub. Each issued and outstanding share of capital stock of Acquisition Sub shall be converted into one share of common stock of NAZZ.

(b) Cancellation of Treasury Stock of NAZZ Owned by NAZZ. Each share of NAZZ that is owned by NAZZ shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of the NAZZ Shares. Each of the NAZZ Shares (other than shares to be canceled in accordance with Section 1.1(b)) shall be converted into the right to receive fully paid and nonassessable shares of common stock, par value $0.001 per share, of the NNCO Shares necessary to give effect to the relative ownership of NNCO Shares by NAZZ shareholders expressed above in Recital A. As of the Effective Time, all the NAZZ Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of NAZZ Shares shall cease to have any rights with respect thereto, except the right to receive the portion of the NNCO Shares to be issued in consideration therefor upon surrender of such certificate in accordance herewith.

1.2 Articles of Merger. The Merger shall be effectuated at the Effective Time pursuant to Articles of Merger ("Articles of Merger") filed in accordance with applicable provisions of Texas, Pennsylvania and Delaware law (the "Applicable Law"). The Articles of Merger shall be filed together with any other filings or recordings required by the Applicable Law in connection with the Merger as soon as practicable after the Closing (as defined below in Section 2.1). The term "Effective Time" as used in this Agreement means the time at which the Merger becomes effective under the laws of Pennsylvania.

1.3 Procedure. Each certificate evidencing ownership of NAZZ Shares outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, be exchanged for a certificate or certificates evidencing ownership of the applicable number of the NNCO Shares. At the Closing (as defined below in Section 2.1) NAZZ Shares shall cease to be outstanding and shall be converted into and exchanged for the NNCO Shares. The NNCO Shares exchanged for NAZZ Shares shall be referred to herein as the "Closing Shares".

1.4 Name Change. At the Effective Time, the articles of incorporation of NNCO shall be amended such that the name "Nannaco, Inc." shall become "NAZZ Productions, Inc.".

2. CLOSING AND CLOSING DOCUMENTS.

2.1 Date, Time and Place of Closing. The Merger contemplated by this Agreement shall take place at a closing upon the completion and satisfaction of all the closing conditions hereto (the "Closing") to be held at The Otto Law Group, PLLC, on a date and at a time convenient to the parties. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

2.2 NAZZ Closing Documents. At the Closing, NAZZ shall deliver the following documents to NNCO (collectively, the "NAZZ Closing Documents"):

            2.2.1 NAZZ Share Certificates. Certificates representing all of NAZZ Shares;

            2.2.2 Articles of Merger. The Articles of Merger to be filed with the state of Pennsylvania and Delaware, executed by NAZZ;

            2.2.3 Good Standing Certificate. A certificate issued by the Secretary of State of Pennsylvania indicating that NAZZ is qualified to do business and is in good standing within such jurisdiction;

            2.2.4 NAZZ Officer's Certificate. A certificate dated as of the Closing Date executed by a duly authorized officer of NAZZ certifying that all necessary actions have been taken by NAZZ 's shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by NAZZ in this Agreement are complete and correct in all material respects as of the Closing Date as if made on the Closing Date;

            2.2.5 Resolutions. Copies of signed resolutions of the board of directors and the shareholders of NAZZ approving the Merger with NNCO and the Acquisition Sub and the execution by NAZZ of this Agreement;

            2.2.6 Appraisal Rights.In the event that shareholders of NAZZ are entitled to "appraisal rights" pursuant to Pennsylvania law, copies of all written appraisal notices and forms sent by NAZZ to the shareholders of NAZZ as required by Pennsylvania law, including any waiver of "appraisal rights" by NAZZ Shareholders;

            2.2.7 Other Documents and Instruments. Such other documents and instruments as NNCO's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

2.3 NNCO Closing Documents. At the Closing, NNCO shall deliver or cause to be delivered to NAZZ the following documents (collectively, the "NNCO Closing Documents"):

            2.3.1 Articles and Certificate of Merger. The Articles of Merger to be filed with the state of Pennsylvania and the Certificate of Merger to be filed with the State of Delaware, executed by NNCO and the Acquisition Sub, respectively;

            2.3.2 NNCO Share Certificates. Executed minutes of a special meeting of the board of directors of NNCO authorizing the issuance of one or more stock certificates in the name of each of NAZZ Shareholders representing such NAZZ Shareholder's ownership of the NNCO Shares;

            2.3.3 Good Standing Certificate. A certificate issued by the Texas Secretary of State indicating that NNCO is qualified and in good standing within such jurisdiction, and a certificate issued by the Delaware Secretary of State indicating that the Acquisition Sub is qualified and in good standing within such jurisdiction;

            2.3.4 NNCO Officer's Certificate. A certificate dated as of the Closing Date executed by a duly authorized officer of NNCO certifying that all necessary actions have been taken by NNCO's shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by NNCO in this Agreement are complete and correct in all material respects as of the Closing Date as if made on the Closing Date;

            2.3.5 Resolutions. Copies of signed resolutions of the board of directors and the shareholders of NNCO approving the Merger with NAZZ and the execution by NNCO of this Agreement;

            2.3.6 Appraisal Rights.In the event that shareholders of NNCO are entitled to "appraisal rights" pursuant to Texas law, copies of all written appraisal notices and forms sent by NNCO to the shareholders of NNCO as required by Texas law;

            2.3.7 Legal Opinion. NAZZ shall have received an opinion dated the Closing Date of The Otto Law Group, PLLC, counsel for NNCO, in form and substance reasonably satisfactory to NAZZ and its counsel relating to such matters as are customarily delivered in connection with the transactions contemplated herein, including an opinion that the Merger has been approved by all requisite action of NNCO and its shareholders in accordance with Texas Law and the NNCO Shares will be issued in accordance with all applicable securities laws; and

            2.3.8 Other Documents and Instruments. Such other documents and instruments as NAZZ's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF NAZZ.

NAZZ represents and warrants to NNCO that the statements contained in this
Section 3 are correct and complete as of the date of this Agreement in all material respects.

3.1 Organization of NAZZ. NAZZ is a corporation duly organized, validly existing, and in good standing under the laws of the State of Pennsylvania. NAZZ has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. NAZZ is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it. As used in this Agreement, the term "Material Adverse Effect" with respect to any party, shall mean any change or effect that is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of such party and such party's subsidiaries taken as a whole.

3.2 Authorization. Subject to the approval of its shareholders, NAZZ has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and NAZZ Closing Documents and to perform its obligations hereunder and thereunder. This Agreement constitutes, and NAZZ Closing Documents will constitute, valid and legally binding obligations of NAZZ, enforceable in accordance with their respective terms and conditions.

3.3 Noncontravention. Neither the execution and the delivery of this Agreement or NAZZ Closing Documents, nor the consummation of the transactions contemplated hereby or thereby by NAZZ, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which NAZZ is subject or any provision of its articles of incorporation or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which NAZZ is a party or by which it is bound or to which any of its assets is subject. NAZZ does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

3.4 Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

3.5 Capitalization. The authorized capital stock of NAZZ consists of 2,000 shares of common stock, of which 1,462 shares are issued and outstanding, and no shares of preferred stock. All issued and outstanding shares of NAZZ stock have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of common stock (and options to purchase common stock) and other outstanding securities of NAZZ have been duly and validly issued in compliance with federal and state securities laws. There are no outstanding or authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of NAZZ, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of NAZZ. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to NAZZ. NAZZ Shares are duly authorized and validly issued, fully paid and nonassessable. NAZZ Shares are not subject to any preemptive rights or other similar restrictions.

3.6 Tax Treatment. As of the date of this Agreement, NAZZ has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

3.7 Noncontravention. Neither the execution and the delivery of this Agreement or the NAZZ Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, by NAZZ will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which NAZZ is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which NAZZ is a party or by which NAZZ is bound or to which NAZZ is subject. NAZZ does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

3.8 Financial Statements and Financial Condition. Each of the financial statements (the "Financial Statements") included in the Information Statements filed by NNCO (the "Reports") with the Securities and Exchange Commission ("SEC") has been prepared from, and is in accordance with, the books and records of NAZZ, complies with all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of NAZZ, as at the date(s) thereof or for the period(s) presented therein.

3.9 Absence of Material Change. Since the Execution Date, there has been no change in the business, operations, financial condition or liabilities of NAZZ as stated in the Financial Statements that would result in a Material Adverse Effect on NAZZ.

3.10 Litigation. Except as provided in the Reports and Financial Statements, or otherwise disclosed to NNCO prior to the Execution Date, there are no actions, suits, claims, inquiries, proceedings or investigations before any court, tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or threatened against NAZZ which would reasonably be expected to result in any liabilities, including defense costs, in excess of $10,000 U.S. in the aggregate. NAZZ is not the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

3.11 Taxes and Tax Returns. Except as provided in the Reports and Financial Statements, or otherwise disclosed to NNCO prior to the Execution Date, NAZZ has timely and correctly filed tax returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns) and all such returns were (at the time they were filed) correct in all material respects, and have paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever reflected on such Returns to be owed and which have become due and payable except for any that is being contested in good faith. Any unpaid U.S. Federal income taxes, interest and penalties of NAZZ do not exceed $5,000 U.S. in the aggregate.

3.12 PURPOSELY LEFT BLANK.

3.13 Compliance with Applicable Law.

            3.13.1 NAZZ holds all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of its business and such Permits are in full force and effect, and NAZZ is in all material respects complying therewith, except where the failure to possess or comply with such Permits would not have, in the aggregate, a Material Adverse Effect on NAZZ.

            3.13.2 NAZZ is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on NAZZ.

3.14 Contracts and Agreements. NAZZ is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by NAZZ of more than $10,000 U.S., (ii) NAZZ is not a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of NAZZ, and (iii) no commitment, contract, agreement or other instrument, other than charter documents, to which NAZZ is a party or by which NAZZ is bound, limits the freedom of NAZZ to compete in any line of business or with any person. NAZZ is not in default on any contract, agreement or other instruments.

3.15 Affiliate Transactions.

            3.15.1 NAZZ has not engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to NAZZ of $10,000 U.S. or more.

            3.15.2 For purposes of this Section 3.14, "Affiliated Person" means:

            (a) a director, executive officer or Controlling Person (as defined below) of NAZZ;

            (b) a spouse of a director, executive officer or Controlling Person of NAZZ;

            (c) a member of the immediate family of a director, executive officer, or Controlling Person of NAZZ who has the same home as such person;

            (d) any corporation or organization (other than NAZZ) of which a director, executive officer or Controlling Person of NAZZ is a chief executive officer, chief financial officer, or a person performing similar functions or is a Controlling Person of such other corporation or organization;

            (e) any trust or estate in which a director, executive officer, or Controlling Person of NAZZ or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity; and

            (f) for purposes of this Section 3.14, "Controlling Person" means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock or equity securities.

3.16 Limited Representations and Warranties. Except for the representations and warranties of NNCO expressly set forth in Section 4, NAZZ has not relied upon any representation and warranty made by or on behalf of NNCO in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

3.17 Disclosure. No representation or warranty made by a NAZZ contained in this Agreement, and no statement contained in the Schedules delivered by NAZZ hereunder, contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

3.18 Title to Property.

            3.18.1 Environmental Matters. NAZZ does not have any financial liability under any environmental laws.

3.19 Appraisal Rights. NAZZ has complied and is in full compliance with any and all provisions of Pennsylvania law relating to "appraisal rights".

4. REPRESENTATIONS AND WARRANTIES OF NNCO

NNCO hereby represents and warrants to NAZZ that the statements contained in this Section 4 are correct and complete as of the date of this Agreement in all material respects.

4.1 Organization. NNCO is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. NNCO has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. NNCO is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it.

4.2 Authorization of Transaction. NNCO has full power and authority to execute and deliver this Agreement and the NNCO Closing Documents and to perform all obligations hereunder and thereunder. This Agreement constitutes, and the NNCO Closing Documents will constitute, the valid and legally binding obligation of NNCO enforceable in accordance with their respective terms and conditions.

4.3 Capitalization. The authorized capital stock of NNCO consists of 500,000,000 shares of common stock, $.001 par value, of which approximately 4,742,533 shares are issued and outstanding, and 100,000,000 shares of preferred stock, $.001 par value, of which 10,000,000 shares are issued and outstanding. All issued and outstanding shares of NNCO stock have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of common stock (and options to purchase common stock) and other outstanding securities of NNCO have been duly and validly issued in compliance with federal and state securities laws. With the exception of the convertible debentures executed during the months of April and March, 2003, by NNCO, copies of which have been provided to NAZZ, there are no outstanding or authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of NNCO, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of NNCO. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to NNCO. The NNCO Shares are duly authorized and validly issued, fully paid and nonassessable. The NNCO Shares are not subject to any preemptive rights or other similar restrictions.

4.4 Subsidiaries. Except for Acquisition Sub, NNCO does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity.

4.5 Ownership of NNCO Shares. Each NNCO shareholder owns and holds of record that number of NNCO Shares shown on Schedule 4.5.

4.6 Noncontravention. Neither the execution and the delivery of this Agreement or the NNCO Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, by NNCO will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which NNCO is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which NNCO is a party or by which NNCO is bound. NNCO does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

4.7 Financial Statements and Financial Condition. Each of the financial statements (the "Financial Statements") included in the reports (the "Reports") filed with the Securities and Exchange Commission ("SEC") has been prepared from, and is in accordance with, the books and records of NNCO, complies with all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of NNCO, as at the date(s) thereof or for the period(s) presented therein.

4.8 Absence of Material Change. Since the Execution Date, there has been no change in the business, operations, financial condition or liabilities of NNCO as stated in the Financial Statements that would result in a Material Adverse Effect on NNCO.

4.9 Litigation. Except as provided in the Reports and Financial Statements, or otherwise disclosed to NAZZ prior to the Execution Date, there are no actions, suits, claims, inquiries, proceedings or investigations before any court, tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or threatened against NNCO which would reasonably be expected to result in any liabilities, including defense costs, in excess of $10,000 U.S. in the aggregate. NNCO is not the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

4.10 Taxes and Tax Returns. Except as provided in the Reports and Financial Statements, or otherwise disclosed to NAZZ prior to the Execution Date, NNCO has timely and correctly filed tax returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns) and all such returns were (at the time they were filed) correct in all material respects, and have paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever reflected on such Returns to be owed and which have become due and payable except for any that is being contested in good faith. Any unpaid U.S. Federal income taxes, interest and penalties of NNCO do not exceed $5,000 U.S. in the aggregate.

4.11 Employees. NNCO has one (1) employee, Mr. Steve Careaga, Chief Executive Officer.

4.12 Compliance with Applicable Law.

            4.12.1 NNCO holds all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of its business and such Permits are in full force and effect, and NNCO is in all material respects complying therewith, except where the failure to possess or comply with such Permits would not have, in the aggregate, a Material Adverse Effect on NNCO.

            4.12.2 NNCO is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on NNCO.

4.13 Contracts and Agreements. NNCO is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by NNCO of more than $10,000 U.S., (ii) NNCO is not a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of NNCO, and (iii) no commitment, contract, agreement or other instrument, other than charter documents, to which NNCO is a party or by which NNCO is bound, limits the freedom of NNCO to compete in any line of business or with any person. NNCO is not in default on any contract, agreement or other instruments.

4.14 Affiliate Transactions.

            4.14.1 NNCO has not engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to NNCO of $10,000 U.S. or more.

            4.14.2 For purposes of this Section 4.14, "Affiliated Person" means:

                  (a) a director, executive officer or Controlling Person (as defined below) of NNCO;

                  (b) a spouse of a director, executive officer or Controlling Person of NNCO;

                  (c) a member of the immediate family of a director, executive officer, or Controlling Person of NNCO who has the same home as such person;

                  (d) any corporation or organization (other than NNCO) of which a director, executive officer or Controlling Person of NNCO is a chief executive officer, chief financial officer, or a person performing similar functions or is a Controlling Person of such other corporation or organization;

                  (e) any trust or estate in which a director, executive officer, or Controlling Person of NNCO or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity; and

                  (f) for purposes of this Section 4.14, "Controlling Person" means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock or equity securities.

4.15 Limited Representations and Warranties. Except for the representations and warranties of NAZZ expressly set forth in Section 3, NNCO has not relied upon any representation and warranty made by or on behalf of NAZZ in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

4.16 Disclosure. No statement contained in the Schedules delivered by NNCO hereunder contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

4.17 Title to Property.

4.17.1 Real Property. NNCO does not own or lease, directly or indirectly, any real property.

            4.17.2 Environmental Matters. NNCO does not have any financial liability under any environmental laws.

4.18 Personal Property. NNCO does not own any personal property the current fair market value of which is more than $1,000 U.S. in the aggregate.

4.19 Intellectual Property. NNCO does not own or lease, directly or indirectly, any Intellectual Property. "Intellectual Property", for purposes of this Agreement, shall mean: patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, registered Internet domain names, licenses and other agreements with respect to any of the foregoing to which NNCO is licensor or licensee. In addition, there are no pending or threatened, claims against NNCO by any person as to any of the Intellectual Property, or their use, or claims of infringement by NNCO on the rights of any person and no valid basis exists for any such claims.

4.20 Insurance. NNCO does not own, directly or indirectly, any insurance policies with respect to the business and assets of NNCO.

4.21 Powers of Attorney. NNCO does not have any powers of attorney outstanding other than those in the ordinary course of business with respect to routine matters.

4.22 Bank Accounts. Schedule 4.22 is a true and complete list of all bank accounts, safe deposit boxes and lock boxes of NNCO, including, with respect to each such account and lock box: (a) identification of all authorized signatories; (b) identification of the business purpose of such account or lock box, including identification of any accounts or lock boxes representing escrow funds or otherwise subject to restriction; and (c) identification of the amount on deposit on the date indicated.

4.24 Product Claims. No product or service liability claim is pending against NNCO or against any other party with respect to the products or services of NNCO.

4.25 SEC Reports and Financial Statements. NNCO has filed with the SEC, and has heretofore made available to NAZZ, complete and correct copies of all forms, reports, schedules, statements and other documents required to be filed by NNCO under the Securities Act, and the Exchange Act (as such documents have been amended or supplemented since the time of their filing) (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the financial statements included in the SEC Reports has been prepared from, and is in accordance with, the books and records of NNCO, complies with all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of NNCO, as at the date(s) thereof or for the period(s) presented therein.

4.26 Issued and Outstanding Shares of NNCO. The issued and outstanding stock disclosed in Schedule 4.5 of this Agreement is all of the issued and outstanding stock of NNCO. With the exception of the convertible debentures executed during the months of April and March, 2003, by NNCO, copies of which have been provided to NAZZ, there exist no options, warrants, rights or any other arrangements for the issuance of additional shares of NNCO stock.

4.27 Appraisal Rights. NNCO has complied and is in full compliance with any and all provisions of Texas law relating to "appraisal rights".

5. COVENANTS OF THE PARTIES.

5.1 Conduct of the Business of NNCO. During the period from the date of this Agreement to the Closing Date, NNCO will conduct its business and engage in transactions only in the ordinary course consistent with past practice. During such period, NNCO will use its best efforts to (a) preserve its business organization intact, and (b) maintain its current status as a company whose shares are traded on the Over The Counter Bulletin Board. In addition, without limiting the generality of the foregoing, NNCO agrees that from the date of this Agreement to the Closing Date, except as otherwise consented to or approved by NAZZ in writing (which consent or approval shall not be unreasonably withheld, delayed or conditioned) or as permitted or required by this Agreement or as required by law, NNCO will not:

            5.1.1 grant any severance or termination pay to or enter into or amend any employment agreement with, or increase the amount of payments or fees to, any of its employees, officers or directors other than salary increases to employees consistent with past increases; 5.1.2 make any capital expenditures in excess of $1,000 U.S.;

            5.1.3 guarantee the obligations of any person except in the ordinary course of business consistent with past practice;

            5.1.4 acquire assets other than those necessary in the conduct of its business in the ordinary course having a total value in excess of $1,000 U.S.;

            5.1.5 sell, transfer, assign, encumber or otherwise dispose of assets with a value in excess of $1,000 U.S.;

            5.1.6 enter into or amend or terminate any long term (one year or more) contract (including real property leases);

            5.1.7 enter into or amend any contract that calls for the payment by NNCO of $1,000 U.S. or more after the date of this Agreement;

            5.1.8 engage or participate in any material transaction or incur or sustain any material obligation otherwise than in the ordinary course of business;

            5.1.9 contribute to any benefit plans;

            5.1.10 increase the number of employees;

            5.1.11 acquire any real property; or

            5.1.12 agree to do any of the foregoing.

5.2 No Solicitation and Liquidated Damages. During the period beginning on the date of this Agreement and ending on the Closing Date, neither NNCO nor any of its directors, officers, shareholders, representatives, agents or other persons controlled by any of them, shall, directly or indirectly encourage or solicit, or hold discussions or negotiations with, or provide any information to, any persons, entity or group other than NAZZ concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving NNCO. NNCO will promptly communicate to NAZZ the identity of any interested or inquiring party, all relevant information surrounding the interest or inquiry, as well as the terms of any proposal that NNCO may receive in respect of any such transaction. If this Agreement is terminated by NNCO due to uncured breach of this Section 5.2, then NAZZ shall be entitled to Two Hundred Thousand Dollars ($200,000) U.S. from NNCO as liquidated damages. Such liquidated damages shall constitute full payment and the exclusive remedy for any damages suffered by NAZZ by reason of such breach and the terms of this Agreement. NNCO and NAZZ agree that actual damages would be difficult to ascertain and that $200,000 U.S. is a fair and equitable amount to reimburse NAZZ for such damages and the termination of this Agreement.

5.3 Access to Properties and Records; Confidentiality.

            5.3.1 NNCO shall permit NAZZ and its representatives reasonable access to its properties and shall disclose and make available to NAZZ all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of NNCO, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants work papers, litigation files, plans affecting employees, and any other business activities or prospects in which NAZZ may have a reasonable interest, in each case during normal business hours and upon reasonable notice. NNCO shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

            5.3.2 All information furnished by NNCO to NAZZ or the representatives or affiliates of NAZZ pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of NNCO until consummation of the Merger and if the Merger shall not occur NAZZ and its affiliates, agents and advisors shall upon written request return to NNCO all documents or other materials containing, reflecting, referring to such information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes for a period of two
(2) years. The obligation to keep such information confidential shall not apply to (i) any information which (w) NAZZ can establish by evidence was already in its possession (subject to no obligation of confidentiality) prior to the disclosure thereof by NNCO; (x) was then generally known to the public; (y) becomes known to the public other than as a result of actions by NAZZ or by the directors, officers, employees, agents or representatives of NAZZ; or (z) was disclosed to NAZZ, or to the directors, officers, employees or representatives of NAZZ, solely by a third party not bound by any obligation of confidentiality; or (ii) disclosure in accordance with the federal securities laws, a federal banking laws, or pursuant to an order of a court or agency of competent jurisdiction.

5.4 Regulatory Matters.

            5.4.1 The parties will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement including, without limitation, those that may be required from the SEC, other regulatory authorities, or NAZZ's shareholders. NNCO and NAZZ shall each have the right to review reasonably in advance all information relating to NNCO or NAZZ, as the case may be, and any of their respective subsidiaries, together with any other information reasonably requested, which appears in any filing made with or written material submitted to any governmental body in connection with the transactions contemplated by this Agreement.

            5.4.2 NNCO and NAZZ will promptly furnish each other with copies of written communications received by NNCO or NAZZ or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated by this Agreement.

5.5 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

5.6 Public Announcements. Prior to the Closing, no party will issue or distribute any information to its shareholders or employees, any news releases or any other public information disclosures with respect to this Agreement or any of the transactions contemplated by this Agreement without the consent of the other parties or their designated representative, except as may be otherwise required by law.

5.7 Appraisal and Dissenters' Rights. Notwithstanding any other provision in this Agreement to the contrary, NAZZ agrees to be responsible for any and all payments required to be made by NNCO to shareholders of NNCO in connection with the "appraisal" and/or "dissenters" rights provided to NNCO shareholders under Texas law.

6. CONDITIONS PRECEDENT TO NAZZ'S OBLIGATIONS.

The obligations of NAZZ to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by NAZZ:

6.1 NNCO's Covenants, Representations and Warranties. All the covenants, terms and conditions of this Agreement to be complied with or performed by NNCO at or before the Closing Date shall have been complied with and performed in all respects. The representations and warranties made by NNCO in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

6.2 Delivery of Documents by NNCO. NNCO shall have duly executed and delivered, or caused to be executed and delivered this Agreement and the NNCO Closing Documents.

6.3 NNCO Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative votes of that amount of NNCO's outstanding capital stock necessary for the consummation of the Merger pursuant to Texas law.

6.4 Other Approvals. All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the Merger or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

6.5 No Litigation. No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

6.6 Current Liabilities of NNCO. NNCO shall have liabilities not to exceed $50,000 as reflected in the most recent Financial Statement and the Reports.

6.7 Appraisal Rights. NNCO shall have complied with any and all provisions of the Texas General Business Law relating to "appraisal rights".

6.8 Absence of Material Change. There shall have been no change in the business, operations, financial condition or liabilities of NNCO as stated in the Financial Statements that has had a Material Adverse Effect on NNCO.

6.9 Legal Opinion. NAZZ shall have received an opinion dated the Closing Date of The Otto Law Group, PLLC, counsel for NNCO, in form and substance reasonably satisfactory to NAZZ relating to such matters as are customarily delivered in connection with the transactions contemplated herein, including an opinion that the Merger has been approved by all requisite action of NNCO and its shareholders in accordance with Texas Law and the NNCO Shares will be issued in accordance with all applicable securities laws.

6.10 Certificate. A certificate issued by the Texas Secretary of State indicating that NNCO is qualified and in good standing within such jurisdiction shall have been delivered to NAZZ.

6.11 Due Diligence. NAZZ shall be satisfied with its due diligence review of NNCO and all of NNCO's affiliated entities including, but not limited to, any subsidiaries, parents or brother or sister corporations of NNCO.

6.12 Closing Schedules. NNCO shall, along with and as part of the requisite Closing Documents, submit a schedule of outstanding liabilities to be satisfied in accordance with NAZZ's expectations as set forth in this Agreement prior to, and as a condition of, the closing.

7. CONDITIONS PRECEDENT TO NNCO'S OBLIGATIONS.

The obligations of NNCO to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by NNCO:

7.1 NAZZ's Covenants, Representations and Warranties. All the covenants, terms and conditions of this Agreement to be complied with or performed by NAZZ on or before the Closing Date shall have been complied with and performed in all respects. The representations and warranties made by NAZZ in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

7.2 Delivery of Documents by NAZZ. NAZZ shall have duly executed and delivered, or caused to be executed and delivered, to NNCO, or at its direction, this Agreement, NAZZ Shares and NAZZ Closing Documents.

7.3 Other Approvals. All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the Merger or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

7.4 NAZZ Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative votes of that amount of NAZZ's outstanding capital stock necessary for the consummation of the Merger pursuant to the Applicable Law.

7.5 No Litigation. No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

7.6 Due Diligence. NNCO shall be satisfied with its due diligence review of NAZZ and all of NAZZ's affiliated entities including, but not limited to, any subsidiaries, parents or brother or sister corporations of NAZZ.

8. TERMINATION.

8.1 Termination of Agreement. This Agreement shall terminate as follows:

            (a) at any time prior to the Effective Time by the mutual written agreement of all parties;

            (b) by NAZZ, in the event of a breach of any of the representations or warranties or covenants made by NNCO in this Agreement that has not been cured within 30 days after notice of such breach as delivered to NNCO by NAZZ;

            (c) by NNCO in the event of any of the representations or warranties made by NAZZ in this Agreement that has not been cured within 30 days after notice of such breach as delivered to NAZZ by NNCO; or

            (d) by either NNCO or NAZZ if the Closing shall have not occurred by December 30, 2004 (the "Upset Date") provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the closing to have been effected on or prior to such date.

9. MISCELLANEOUS.

9.1 Tax Treatment by the Parties. Unless otherwise required by law, the parties shall treat the Merger as a reorganization under Section 368 of the Code for all tax reporting purposes; furthermore, the parties shall not take, and have not taken, any action that is inconsistent with reorganization treatment under
Section 368 of the Code.

9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and assigns.

9.3 Successors and Assigns. No party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written consent of all other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

9.4 Notices. All notices, requests, demands, claims, consents and other communications required or permitted under this Agreement shall be in writing. Any notice, request, demand, claim, communication or consent under this Agreement shall be deemed duly given if (and shall be effective two business days after) it is sent by certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                If to NAZZ:

                                                    Nick Stagliano, President
                                                    NAZZ Productions Inc.
                                                    1931 Berkley Road
                                                    Norristown, PA  19403

                                                    Phone:  (212) 475-6270

                                                    E-mail: nazzfilm@aol.com

                                                    Greenberg Traurig, LLP
                With a copy (which shall not        Met Life Building
                constitute notice) to:              200 Park Avenue
                                                    New York, NY 10166

                                                    Marc Jacobson, Esq.
                                                    Lead Counsel
                                                    Main:   (212) 801-6516
                                                    Fax:      (212) 805-5516
                                                    E-mail: jacbsonm@gtlaw.com


                If to NNCO:                         Mr. Steve Careaga
                                                    C.E.O.
                                                    NANNACO, Inc.
                                                    7235 North Creek Loop
                                                    Gig Harbor, WA 98335

                With a copy (which shall not        The Otto Law Group
                constitute notice) to:              900 Fourth Ave., Suite 3140
                                                    Seattle, WA  98164
                                                    Attention:  David M. Otto

9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

9.6 Amendments and Waivers. This Agreement may be amended or waived only in a writing signed by the party against which enforcement of the amendment or waiver is sought.

9.7 Survival of Representations and Warranties. The representations and warranties set forth in Sections 3 and 4 of this Agreement shall survive the Closing and continue in full force and effect for a period of two years after the Closing.

9.8 Severability. Any term or provision of this Agreement that is found to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of its remaining terms and provisions or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.9 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.10 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

9.11 Incorporation of Schedules. The Schedules referred to in and/or attached to this Agreement are incorporated in this Agreement by this reference.

9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same document. This Agreement may be executed by facsimile.

9.13 Entire Agreement. This Agreement (including the Schedules referred to in and/or attached to this Agreement), which constitutes the entire agreement among the parties, supersedes any prior understandings, agreements, or representations by or among the parties, written or oral to the extent they relate in any way to the subject matter of this Agreement, and may only be changed by a writing signed by both parties.

9.14. No Finders and Brokers. No agent, broker, person or firm acting on behalf of NNCO or NAZZ under its authority is or will be entitled to any commission, broker, finder, or financial advisory fees from any of the parties hereto in connection with any of the transactions contemplated herein.

9.15 Arbitration. Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), conducted by a single arbitrator either mutually agreed upon by NAZZ and NNCO or chosen in accordance with the AAA Rules, to be held in New York, NY, except that the parties shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator shall resolve any dispute which arises in connection with such discovery. The prevailing party or parties shall be entitled to costs, expenses and attorneys' fees from the non-prevailing party or parties, and judgment upon the award rendered by the arbitrator shall be final and may be entered in any court of competent jurisdiction.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first listed above.

                                  NNCO:

                                  NANNACO, INC.:


                                  By:
                                      ------------------------------------------
                                  Name:  Steve Careaga
                                  Title: Chief Executive Officer

                                  NAZZ:

                                  NAZZ PRODUCTIONS, INC.


                                  By:
                                      ------------------------------------------
                                  Name:  Nick Stagliano
                                  Title: President and Chief Executive Officer

                                  ACQUISITION SUB:

                                  NANNACO ACQUISITION, INC.


                                  By:
                                      ------------------------------------------
                                  Name:  David Otto
                                  Title: President and Secretary

                                  Schedule 1.1

                                NAZZ SHAREHOLDERS

Nick Stagliano
Bartholomew International Investments Ltd., Inc.
Cambridge Partners, LLC

                                  Schedule 4.5

                           NANNACO, INC. SHAREHOLDERS

                                  Schedule 4.22

                                  BANK ACCOUNTS